UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2011
Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51583 (Commission File Number)	98-0441019 (IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada 89706 (Address of principal executive offices)	89706 (Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 14, 2011 Sono Resources, Inc. (the "Company" or "Sono") entered into a Purchase and Sale Agreement (the "Agreement"), dated effective September 14, 2011, with and Pinette (Proprietary) Limited ("Pinette"), a company incorporated under the laws of the Republic of Botswana and Marc Paul Lindsay, the principal and sole shareholder of Pinette. The Agreement provides for the acquisition by the Company from Pinette of three mineral exploration licenses in northwest Botswana totaling 1872.7 square kilometers (the "Licenses").

Pursuant to the terms of the Agreement, the consideration to be paid by the Company to Pinette for the Licenses shall consist of a cash payment of CDN$100,000 together with 250,000 shares of the Company's common stock, payable as follows:

  a refundable deposit of CDN$50,000 payable with 10 business days of execution of the Agreement;

  CDN$50,000 payable on Closing (which shall be October 15, 2011 unless otherwise agreed to by the parties);

  250,000 common shares of the Company to be issued to Pinette on Closing.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
10.1	Purchase and Sale Agreement dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SONO RESOURCES, INC.
Date: September 20, 2011	/s/ William D. Thomas Name: William D. Thomas Title: Chief Financial Officer

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